Date of Notification: September 26, 2006


        Notice to Employee: This is a legal document. You are advised to consult with an attorney prior to signing this agreement.

                EMPLOYMENT TRANSITION AGREEMENT & GENERAL RELEASE

This Employment Transition Agreement & General Release (the "Agreement") is entered by and between First National Bank of Chester County and its affiliates (the "Bank") and Linda M. Hicks (the "Employee").

          WHEREAS the Employee has been employed by the Bank as Executive Vice President - Trust and Investment Services;

          WHEREAS the Employee and the Bank mutually desire to amicably transition Employee's employment with the Bank to the new position of Senior Vice President - Chief Fiduciary Officer and to supercede any prior contract of employment between Employee and the Bank;

          WHEREAS the parties intend that the salary, car allowance and group term life insurance received by Employee in the first twelve months after the Commencement Date of this Agreement shall provide sufficient consideration to support the releases provided by her under this Agreement.

          NOW, THEREFORE, in consideration of the covenants and mutual promises herein contained, and intending to be legally bound hereby, the Employee and the Bank agree as follows:

          1. Employment. The Bank hereby employs the Employee as a Senior Vice President - Chief Fiduciary Officer (the "Position") and the Employee hereby accepts such employment and its attendant responsibilities, and agrees to serve the Bank in such capabilities as set forth in the job description which is attached hereto as Exhibit A. Employee shall also be expected to meet certain performance goals, as established by the Executive Vice President - Trust and Investment Services, which goals shall be established after conferring with Employee during the first month after the Commencement Date of this Agreement. Said goals and progress there under will be discussed with Employee quarterly.

          2. Services. In carrying out her duties the Employee shall report to and accept direction from the Executive Vice President - Trust and Investment Services.

     The Employee shall serve the Bank diligently, competently, and to the best of her abilities during the period of employment. The Employee shall devote substantially all of her time and attention to the business of the Bank and its affiliates, and shall not undertake any other duties which conflict with these responsibilities.

     The Employee shall render such services as may reasonably be required of her to accomplish the business purposes of the Bank, which shall include specific responsibility as set forth in the job description, Exhibit A, and such performance goals and duties as the Executive Vice President - Trust and Investment Services may assign to her from time to time and which are appropriate to the Position.

     Nothing in this Agreement shall be deemed to restrict the Bank's ability to terminate Employee's employment at any time in the Bank's sole discretion, and such employment shall be "at will."

          3. Term. The term of employment of the Employee under this Agreement shall commence on October 18, 2006 ("Commencement Date") and shall continue in full force and effect until the earliest to occur of the following dates: a) the Employee or the Bank shall have given written notice of intent to terminate this Agreement, which notice shall be given at least fourteen (14) days before the effective date of termination; b) the end of the first day after twelve (12) months from the Commencement Date. In any event, obligations under Paragraphs 8 and 13 will continue and not expire.

          4. Compensation.

          (a) Base Salary. The Employee's base starting salary shall be at an annualized rate of One Hundred Thirty Thousand Dollars ($130,000) ("Annual Base Salary"). The Employee's Annual Base Salary will be reduced to One Hundred Twelve Thousand Dollars ($112,000) on the first day after twelve months from the Commencement Date.

          (b) Annual Bonus. Employee will be eligible for bonus payments, if any, for Fiscal Year 2006 under the Executive Incentive Plans. Employee will be eligible to participate in the 2007 Incentive Plan that covers other Senior Vice Presidents.

          (c)  Car  Allowance.   For  the  first  twelve  months  of  Employee's
     employment under this Agreement, the Bank shall pay Employee a monthly car allowance of Seven Hundred Dollars ($700.00).

          (d) Paid Time Off.  Employee  will be eligible to accrue Paid Time Off
     (PTO) while she is an active employee in accord with the Bank's PTO policy.

          5. Benefits. The Employee will be eligible to continue to participate in and pay premiums for the Company's group health and welfare benefits plans, pursuant to the terms of such plans and applicable law. These plans include, as Employee has elected: 401 (k), Medical and Dental Group Insurance, and Medical Flexible Spending. In addition, the employee's group term disability and term life insurance will continue, and the Bank will pay the full premiums during the first twelve (12) months after the Commencement Date. Contributions to the Supplemental Benefit Retirement program will cease with the pay period ending October 27, 2006. Employee will also have coverage for Voluntary Group life insurance as she is currently enrolled and will pay the required premiums on a monthly basis unless she elects to withdraw from participation.


          6.  Employee   Representations.   Employee   hereby   represents   and
     acknowledges to the Bank that:


               (a) SHE HAS BEEN ADVISED, IN WRITING, TO READ THIS ENTIRE AGREEMENT CAREFULLY, AND TO CONSULT WITH AN ATTORNEY OF HER CHOICE PRIOR TO SIGNING THIS AGREEMENT;

               (b) she has had twenty-one (21) days to consider the waiver of her rights under the Age Discrimination in Employment Act of 1967, as amended ("ADEA") prior to signing this Agreement;

               (c) she has been advised,  in writing,  that she has a full seven
          (7) days after she signs this Agreement to revoke it, and that this Agreement will not become effective until the seven (7) day revocation period has run and she has notified the Bank, in writing, that she has elected not to revoke this Agreement;

               d) the consideration provided her under this Agreement is sufficient to support the releases provided by her under this Agreement;

               (e) she understands and agrees that she will receive compensation and benefits specified above in exchange for signing this Agreement, and that she would not have received such separation pay and benefits if she had not signed this Agreement;

               (f) she has disclosed to the Bank any information in her possession concerning any conduct involving the Bank or its affiliates that may be unlawful or violates Bank Policy in any respect; and

               (g) she has not filed any charges, claims or lawsuits against the Bank involving any aspect of her employment which have not been terminated as of the date of this Agreement.

               Employee understands that the Bank regards the representations made by her as material and that the Bank is relying on these representations in entering into this Agreement.

          7. Effective Date of the Agreement. Employee shall have seven (7) days from the date she signs this Agreement to revoke her consent to the waiver of her rights under the ADEA. Such revocation shall be in writing addressed and delivered to the Bank official executing this Agreement on behalf of the Bank which action shall revoke this Agreement. If Employee revokes this Agreement, all of its provisions shall be void and unenforceable. If Employee does not revoke her consent, the Agreement will take effect on the first day after the end of this seven day revocation period (the "Effective Date").

          8. General Release. The Employee and her heirs, assigns, and agents release, waive, and discharge the Bank Released Parties, as defined below, from each and every claim, action or right of any sort, known or unknown, arising on or before the Effective Date.

               (a) The foregoing  release  includes,  but is not limited to, any and all claims, liabilities, demands, and causes of action known or unknown, fixed or contingent, which the Employee may have or claim to have against the Bank or the other Released Parties including, without limitation, claims arising out of or in any way connected to Employee's employment or termination of employment with the Bank. By this Agreement, the Employee knowingly and voluntarily waives any claims under any and all laws which provide legal restrictions on Bank's right to terminate Employee's employment or affect the terms and conditions of Employee's employment, including claims under any federal, state, or other governmental statute, regulation, ordinance or other provision, including, without limitation, claims arising under: (1) Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991; (2) the Americans with Disabilities Act; (3) the Pennsylvania Human Relations Act; (4) the Age Discrimination in Employment Act; (5) the Older Workers Benefit Protection Act; (6) known claims under the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"); (7) the Family and Medical Leave Act; (8)
          Section 1981 through 1988 of Title 42 U.S.C.; (9) any other federal, state or local law, regulation, ordinance or other provision of a similar nature to any of the foregoing; or (10) any other provision providing for relief by the Employee against Bank or the other Released Parties, as well as any amendments to the foregoing statutes, regulations, ordinances or other provisions. The Employee also waives any common law claims against the Bank and the other Released Parties, any claim for personal injury, wrongful discharge, negligence, infliction of emotional distress, wrongful hiring or retention, breach of contract, violation of public policy, whistleblower claims, retaliation or any form of tort, and any and all claims for counsel fees and costs attendant thereto.

               (b) The Employee represents that she understands the foregoing release, that rights and claims under the Age Discrimination in Employment Act of 1967, as amended, are among the rights and claims against the Bank she is releasing, and that she understands that she is not releasing any rights or claims arising after the Effective Date. The Employee also understands that she is not waiving any rights or claims that cannot be legally waived. Subject to the foregoing, this Agreement shall operate as a general release of any and all claims to the fullest extent of applicable law.

               (c) The Employee further agrees never to sue the Bank or cause the Bank to be sued regarding any matter within the scope of the above release. If the Employee violates this release by suing the Bank or causing the Bank to be sued, the Employee agrees to pay all costs and expenses of defending against the suit incurred by the Bank, including reasonable attorneys' fees except to the extent that paying such costs and expenses is prohibited by law or would result in the invalidation of the foregoing release.

               (d) Bank Released Parties include the Bank, all current and former parents, subsidiaries, related companies, partnerships or joint ventures, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present, and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs), and any other person acting by, through, under or in concert with any of the persons or entities listed in this paragraph, and their successors.

          9. Confidential Information. The Employee acknowledges that, in connection with her employment at the Bank, she obtained knowledge about confidential and proprietary information of the Bank, including but not limited to privileged and confidential matters relating to the Bank's legal matters, lists of customers, technical information about Bank products, and strategic plans of the Bank's business (hereinafter the "Information"). Employee agrees not to use, publish or otherwise disclose any Information to others, including but not limited to a subsequent employer or competitor of the Bank, either prior to or following the Effective Date. If the Employee has any question regarding what data or information would be considered by the Bank to be information subject to this provision, the Employee agrees to contact the Executive Vice President - Trust and Investment Services in writing for clarification.

         10. Covenant Not to Compete or Solicit.
             -----------------------------------

               (a) Employee shall not, during the twelve (12) months following the Commencement Date, for herself, or on behalf of any other person, firm, partnership, corporation, or other entity, directly or indirectly engage in any business or provide any services which compete with the Bank in Chester County, Pennsylvania without giving the President of the Bank prior written notice as required in Paragraph 10 (c). For purposes of this paragraph, any entity which is insured by the Federal Deposit Insurance Corporation or has trust powers and has an office in Chester County, Pennsylvania is deemed a competitor of the Bank.

               (b) The Employee agrees that for a period of twelve (12) months after the Commencement Date, she will not, without prior written approval from the President of the Bank , directly or indirectly solicit any person who is an employee or a client of the Bank to terminate or otherwise modify his/her relationship with the Bank.

               (c) In the event the Employee wishes to enter into any relationship or employment prior to the end of twelve (12) months after the Commencement Date, which would be covered by the above non-compete provision, Employee agrees to provide written notification to the President of the Bank at least 48 hours prior to entering any such relationship or employment.

               (d) In the event that Employee breaches or the Bank reasonably believes that Employee is about to breach, any of the covenants of Paragraph 10, Employee agrees that the Bank will be entitled to injunctive relief. Employee recognizes that the Bank will suffer immediate and irreparable harm and that money damages will not be adequate to compensate the Bank or to protect and preserve the status quo. Therefore, Employee HEREBY CONSENTS TO THE ISSUANCE OF A TEMPORARY RESTRAINING ORDER, WITH OR WITHOUT NOTICE, AND A PRELIMINARY OR PERMANENT INJUNCTION.

          11. Return of Bank Property. The Employee agrees that on the effective date of termination she will return all property of the bank, including, but not limited to, her cell phone, her Bank-owned credit card, all Bank files, all keys including those to Bank-owned real estate and property. The Employee further agrees that as of the effective date of termination, she will have no outstanding balance on her corporate credit card for which appropriate accounting has not been submitted.

          12. Non-Disparagement. The Employee agrees that she will not make or cause to be made any statements that disparage, are inimical to, or damage the reputation of the Bank or any of its past or present affiliates, subsidiaries, agents, officers, directors or employees. In the event such a communication is made to anyone, including but not limited to the media, public interest groups and publishing companies, it will be considered a material breach of the terms of this Agreement.

          13. Confidentiality. The Employee shall keep strictly confidential all the terms and conditions, including amounts, in this Agreement and shall not disclose them to any person other than the Employee's spouse, the Employee's legal or financial advisor, or unless compelled by law to do so. If a person not a party to this Agreement requests or demands, by subpoena or otherwise, that the Employee disclose or produce this Agreement or any terms or conditions thereof, the Employee shall immediately notify the Bank and shall give the Bank an opportunity to respond to such notice before taking any action or making any decision in connection with such request or subpoena.

          14. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties hereto and may be changed only with the written consent of both parties and only if both parties make express reference to this Agreement. The parties have not relied on any oral statements that are not included in this Agreement. Except as otherwise provided herein, this Agreement supersedes all prior agreements and understandings concerning the subject matter of this Agreement. Any modifications to this Agreement must be in writing and signed by Employee and an authorized employee or agent of the Bank.

          15. Severability of Provisions. In the event that any provision in this Agreement is determined to be legally invalid or unenforceable by any court of competent jurisdiction, and cannot be modified to be enforceable, the affected provision shall be stricken from the Agreement, and the remaining terms of the Agreement and its enforceability shall remain unaffected.

          16. Applicable Law. This Agreement shall be construed, interpreted and applied in accordance with the law of the Commonwealth of Pennsylvania, without regard to the provisions on conflicts of law.

          17. Successors and Assigns. This Agreement shall extend to, be binding upon, and inure to the benefit of the Bank, Employee and their respective successors, heirs, and assigns.

          18. Counterparts. This Agreement may be executed by counterpart, each of which when so executed shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement.

          19. Notices/Requests. Any notice or request under this Agreement shall be in writing, and sent to the other party via Federal Express or U.S. Postal Service certified mail with return receipt, addressed as follows:

                  If to Employee:

                                         Linda M. Hicks
                                         1072 Glen Hall Road
                                         Kennett Square, PA 19348

                  If to the Bank:

                                         Deborah R. Pierce
                                         Executive Vice President
                                         - Human Resources and Administration
                                         First National Bank of Chester County
                                         887 South Matlack Street
                                         P. O. Box 523 West Chester, PA 19381

          20. Attorneys' Fees. Each party shall be responsible for its own attorneys' fees and, in no event, shall the Bank be responsible for Employee's attorneys' fees.

          21. Waiver of Breach/Enforceability. The waiver by either party hereto of a breach or violation of any provisions of the Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision hereof.

          I acknowledge that I understand the above agreement, which includes the release of all claims. I understand that I am waiving unknown claims and I am doing so knowingly and voluntarily, without any coercion or duress.

EMPLOYEE                        FIRST NATIONAL BANK
                                OF CHESTER COUNTY

/s/Linda M. Hicks                  By:     /s/Deborah R. Pierce
-----------------                          --------------------
Linda M. Hicks                          Deborah R. Pierce
                                        Executive Vice President
                                        Human Resources and Administration

Date:   10/18/06        Date:          10/18/06
        --------                       --------




                                                                       EXHIBIT A


JOB TITLE:                               APPROVED BY:
          SVP Chief Fiduciary Officer
             ------------------------         --------------------------
                                              Division Manager      Date

REPORTS TO:                              APPROVED BY:
             EVP Trust & Investments
             ------------------------         --------------------------
                                              Department Manager    Date

DEPARTMENT:                              APPROVED BY:
             Trust & Investments
             ------------------------         --------------------------
                                              HR Department         Date




FUNCTION: Provides fiduciary expertise and compliance guidance for the Trust and Investment Division. Acts as relationship manager and fiduciary officer for major client accounts.





DUTIES:

1.  Acts as Chair for monthly Fiduciary Committee meetings.

2. Provides ongoing fiduciary guidance to portfolio managers, relationship officers, administrators and business development officers.

3. Oversees department compliance with OCC regulatory requirements including the annual OCC review, exam and required reporting.

4. Ensures overall compliance with OCC regulations, Sarbanes-Oxley and other regulatory bodies.

5. Performs annual document review on existing client accounts and oversees new business acceptance process.

6. Oversees preparation of Trust Committee materials and actively participates in Trust Committee.

7. Assumes responsibility as relationship and fiduciary officer for major client accounts.

8. Supports sales of fiduciary services and coordinates with sales efforts with ex ternal referral sources.

9. Performs additional related duties as required.


MINIMUM QUALIFICATIONS:

        -Bachelor's degree or equivalency
        -Trust and fiduciary experience in excess of 10 years
        -Excellent verbal and written communication skills
        -Computer skills with emphasis in Excel and Word






I have received and reviewed a copy of this job description and, taken as a whole, it accurately reflects my position at First National Bank of Chester County as described to me.

/S/Linda M. Hicks                                                  10/18/06
--------------------------                                         --------
Employee's Signature                                               Date